                                                                    Exhibit 4.20

                           INDENTURE SUPPLEMENT NO. 2

         INDENTURE SUPPLEMENT NO. 2, dated as of March 15, 2001 (the "Indenture Supplement"), among AIRPLANES U.S. TRUST, a Delaware business trust created pursuant to the Airplanes Trust Agreement ("Airplanes Trust"), as issuer of the Notes (the "Issuer"), AIRPLANES LIMITED, a limited liability company incorporated in Jersey, Channel Islands ("Airplanes Limited"), as guarantor of the Notes (the "Guarantor" and, together with the Issuer and their respective subsidiaries, "Airplanes Group") and BANKERS TRUST COMPANY, a New York banking corporation ("Bankers Trust"), as trustee of each class of Airplanes Trust Notes (the "Indenture Trustee"), to the Indenture dated as of March 28, 1996, among the Issuer, the Guarantor and the Trustee and supplemented by the Indenture Supplement No. 1 dated as of March 16, 1998 (as supplemented, the "Indenture"). Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

                              W I T N E S S E T H:

         WHEREAS, the Issuer intends to issue one subclass of Refinancing Notes to refinance the Outstanding Principal Balance of the Subclass A-7 and A-4 Notes (the "2001 Refinancing") in accordance with Section 2.07 of the Indenture;

         WHEREAS, in accordance with the Indenture, the subclass of the Refinancing Notes to be issued in the 2001 Refinancing is intended to be entitled to all the rights and benefits appertaining to the corresponding subclass of Notes to be refinanced under the Indenture, except as specified herein or in the form of such Refinancing Notes;

         WHEREAS, the Issuer intends to correct certain errors of a formal, minor or technical nature in the Indenture in connection with the 2001 Refinancing in accordance with Section 9.02 of the Indenture; and

         WHEREAS, all of the conditions and requirements necessary to make this Indenture Supplement, when duly executed and delivered, a legal, valid and binding instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Indenture Supplement in the form and with the terms hereof have been in all respects duly authorized.

         NOW, THEREFORE, in consideration of the premises herein, it is agreed among the Issuer, the Guarantor and the Indenture Trustee as follows:

                                    ARTICLE I

                                  MODIFICATIONS

         Section 1.01. Modifications. The Indenture is, effective as of the date hereof, hereby modified as follows:

                  (a) Article I. (i) The following definitions shall be modified to read as follows:



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                  "Class A Minimum Principal Payment Amount" means the
         difference, if positive, between the aggregate Outstanding Principal Balance of the Class A Airplanes Group Notes and the Class A Target Principal Balance on such Payment Date; provided that, if on any Payment Date the Outstanding Principal Balance of the Class A Airplanes Group Notes is greater than the Adjusted Portfolio Value, then the "Class A Minimum Principal Payment Amount" shall be equal to the difference between the Outstanding Principal Balance of the Class A Airplanes Group Notes and the Class A Adjusted Balance.

                  "Class A Supplemental Principal Payment Amount" means the difference, if positive, between (A) the Outstanding Principal Balance of the Class A Airplanes Group Notes (after giving effect to the payment of the Class A Minimum Principal Payment Amount and any Class A Principal Adjustment Amount to be made on such Payment Date) and (B) the Class A Supplemental Principal Balance on such Payment Date.

         (ii) The following terms shall be added to have the following meanings indicated below:

                  "Subclass A-9 Airplanes Group Notes" means the Subclass A-9 Notes and the Subclass A-9 Guarantor Notes.

                  "Subclass A-9 Certificates" means the Subclass A-9 Pass Through Certificates due March 15, 2019, issued by the Subclass A-9 Pass Through Trust in an aggregate initial principal amount of $750,000,000, including any certificates issued in exchange, replacement or substitution therefor and any Refinancing Certificate issued to refinance any such Subclass A-9 Certificate, in each case ranking pari passu in order of payment priority to the Subclass A-9 Certificates.

                  "Subclass A-9 Guarantor Notes" means the "Subclass A-9 Notes" referred to in the Guarantor Indenture.

                  "Subclass A-9 Noteholder" means a Person in whose name a Subclass A-9 Note is registered from time to time in the register for the Subclass A-9 Notes maintained by or on behalf of the Issuer.

                  "Subclass A-9 Notes" means the Subclass A-9 Notes, due March 15, 2019, of the Issuer in the initial aggregate principal amount of $67,555,882.53, issued to refinance the Subclass A-7 and Subclass A-4 Notes, including any note issued in replacement or substitution therefor and any Refinancing Note issued to refinance any such note, in each case ranking pari passu in order of payment priority to the Subclass A-9 Notes, substantially in the form of Exhibit A hereto.

                  "Subclass A-9 Pass Through Trust" means the trust created pursuant to the Subclass A-9 Pass Through Trust Agreement.

                  "Subclass A-9 Pass Through Trust Agreement" means Trust Supplement No. 13 dated as of March 15, 2001, among the Issuer, the Guarantor and Bankers Trust, as trustee, supplementing the Pass Through Trust Agreement dated as of March 28, 1996, among the Issuer, the Guarantor and Bankers Trust, as trustee, as supplemented by Supplement A thereto dated as of March 16, 1998.



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                  "Subclass A-9 Principal Distribution Amount" means,
         collectively, on any Payment Date, the Class A Minimum Principal Payment Amount, if any, the Class A Principal Adjustment Amount, if any, and the Class A Supplemental Principal Payment Amount, if any, to be paid in respect of principal of the Class A Airplanes Group Notes on such Payment Date in accordance with Section 3.08 hereof and allocable to the Subclass A-9 Airplanes Group Notes in accordance with Section
         3.09 hereof.

                  (b) Section 3.09 is hereby amended and restated in its entirety to read as follows:

                  "Section 3.09. Allocation of Principal Payments Among Subclasses of the Class A Airplanes Group Notes. To the extent that any Class A Minimum Principal Payment Amount, Class A Principal Adjustment Amount, Class A Supplemental Principal Payment Amount or Redemption Price is required to be made with respect to the Class A Airplanes Group Notes, and sufficient funds are available therefor, such amounts will be applied to repay, first, all amounts Outstanding under the Subclass A-6 Airplanes Group Notes, then, all amounts Outstanding under the Subclass A-8 Airplanes Group Notes but only following its Amortization Commencement Date, and then all amounts Outstanding under the Subclass A-9 Airplanes Group Notes."

                  (c) Section 5.03(a) is hereby amended and restated in its entirety to read as follows:

                  "(a) Concentration Limits. Unless the Board obtains Rating Agency Confirmation, the Issuer shall not permit any Issuer Subsidiary to lease or re-lease any Aircraft if entering into such proposed Lease would cause the Portfolio to exceed any of the Concentration Limits set forth in Exhibit F hereto (the "Concentration Limits"; provided that the Issuer and any Issuer Subsidiary shall be entitled to renew or extend any Lease to the existing Lessee thereunder irrespective of the effect of such renewal or extension on the Concentration Limits. The Issuer shall not permit any Issuer Subsidiary to lease or re-lease any Aircraft operated or to be operated by a Lessee domiciled in a jurisdiction set forth in Exhibit F hereto and as amended from time to time upon the approval of the Rating Agencies as "Prohibited Countries"."

                  (d) Exhibit F is hereby amended and restated in its entirety to read as Exhibit F attached hereto.




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                                   ARTICLE II

                                REFINANCING NOTES

         Section 2.01. The Refinancing Notes. There are hereby created Subclass A-9 Notes to be issued under the Indenture to refinance the Outstanding Principal Balances of the Subclass A-7 and A-4 Notes on the date hereof. The terms and conditions applicable to the Subclass A-9 Notes are as follows:

                  (a) The aggregate principal amount of the Subclass A-9 Notes that shall be authenticated under the Indenture upon their issuance is $67,555,882.53.

                  (b) The Subclass A-9 Notes shall be in the form attached hereto as Exhibit A.

                  (c) The proceeds of the sale of the Subclass A-9 Notes shall be used to repay the Outstanding Principal Balances of the Subclass A-7 and A-4 Notes on the date hereof.

         Section 2.02. Issuance of Notes.

         On the date hereof, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in fully registered form only, the Subclass A-9 Notes upon the written order of the Issuer, in authorized denominations and in the names specified by the Issuer.

                                   ARTICLE III

                              THE INDENTURE TRUSTEE

         Section 3.01. The Indenture Trustee.

         The Indenture Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Indenture Supplement or the due execution hereof by the Issuer, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Issuer.

         Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Indenture Trustee other than as set forth in the Indenture, and this Indenture Supplement is executed and accepted on behalf of the Indenture Trustee, subject to all the terms and conditions set forth in the Indenture, upon the effectiveness thereof, as fully to all intents as if the same were herein set forth at length.


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                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

         Section 4.01. Trust Indenture Ratified.

         Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Trust Indenture are in all respects ratified and confirmed; and the Trust Indenture and this Indenture Supplement shall be taken, read and construed as one and the same instrument. The Guarantor hereby acknowledges that its Guarantee under Article XII of the Trust Indenture shall be as fully applicable to the Refinancing Notes issued pursuant to this Indenture Supplement as to the Notes being refinanced thereby.

         Section 4.02. GOVERNING LAW.

         THIS INDENTURE SUPPLEMENT AND THE SUBCLASS A-9 NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Section 4.03. Execution in Counterparts.

         This Indenture Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.



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         IN WITNESS WHEREOF, the Indenture Trustee, the Issuer and the Guarantor
have caused this Indenture Supplement to be duly executed as of the day and year first written above.

                                    AIRPLANES U.S. TRUST, as Issuer


                                    By: /s/ Hugh Jenkins
                                        ------------------------------------
                                    Name:  Hugh Jenkins
                                    Title: Controlling Trustee

                                    AIRPLANES LIMITED, as Guarantor

                                    By: /s/ Hugh Jenkins
                                        ------------------------------------
                                    Name:  Hugh Jenkins
                                    Title: Director

                                    BANKERS TRUST COMPANY,
                                      not in its individual capacity
                                      but solely as Indenture Trustee

                                    By: /s/ Peter Morse
                                        ------------------------------------
                                    Name:  Peter Morse
                                    Title: Vice President



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



                                    EXHIBIT A

                            FORM OF SUBCLASS A-9 NOTE


                              AIRPLANES U.S. TRUST

                      SUBCLASS A-9 NOTE, due March 15, 2019


No. ____                                                              $_________

                                     [DATE]


         AIRPLANES U.S. TRUST, a business trust organized under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to BANKERS TRUST COMPANY, as Trustee, or registered assigns, the principal sum of___________________________________________________
_______________________________________________________________________________
_________________________________________________DOLLARS ($__________) on March
15, 2019 (the "Final Maturity Date") and to pay interest monthly in arrears on the Outstanding Principal Balance hereof at a fluctuating interest rate per annum equal to the sum of LIBOR plus 0.55% per annum (the "Stated Interest Rate") from the date hereof until the Outstanding Principal Balance hereof is paid or duly provided for, payable on each Payment Date. Interest on this Subclass A-9 Note in each Interest Accrual Period shall be calculated on the basis of a 360-day year and the actual number of days elapsed in such Interest Accrual Period.

         This Subclass A-9 Note is one of a duly authorized issue of Refinancing Notes of the Issuer, designated as its "Subclass A-9 Notes, due March 15, 2019", issued under the Trust Indenture dated as of March 28, 1996 as supplemented by an Indenture Supplement dated as of March 16, 1998 and as further supplemented by an Indenture Supplement dated as of March 15, 2001 (as amended or supplemented from time to time, the "Indenture"), among the Issuer, AIRPLANES LIMITED, a limited liability company organized under the laws of Jersey, Channel Islands (the "Guarantor"), and Bankers Trust Company, as indenture trustee (the "Indenture Trustee"). All capitalized terms used in this Subclass A-9 Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Guarantor, the Indenture Trustee and the Subclass A-9 Noteholders. This Subclass A-9 Note is subject to all terms of the Indenture and shall constitute an Amortizing Note thereunder.

         The Issuer will pay or redeem the Outstanding Principal Balance of this Subclass A-9 Note prior to the Final Maturity Date on the dates and in the amounts specified in the Indenture, subject to the availability of Available Collections therefor after making payments entitled to priority under Sections
3.08 and 3.09 of the Indenture. The Expected Final Payment Date of this Subclass A-9 Note is November 15, 2008.

         The Issuer may redeem all or part of the Outstanding Principal Balance of this Subclass A-9 Note prior to the Final Maturity Date on any Payment Date, in the amounts and under the circumstances specified in the Indenture.


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



         Other than in the case of a redemption for taxation reasons specified in the Indenture, upon (i) any redemption funded other than from Available Collections (including proceeds from Refinancing Notes and proceeds from third parties) of any amount of the Outstanding Principal Balance of this Subclass A-9 Note, such amount shall be redeemed at a Redemption Price equal to the product of the Redemption Premium for such date of redemption set forth below and the amount of Outstanding Principal Balance thereof being redeemed and (ii) any redemption out of Available Collections, such amount shall be redeemed at a Redemption Price equal to the amount of Outstanding Principal Balance thereof being redeemed, without premium (such redemption price being the "Floating Rate Redemption Price" referred to in the Indenture for the Subclass A-9 Notes).

                                                          Redemption
         Redemption Date                                    Premium
         ---------------                                    -------
         After March 15, 2001                               101.00%
         On or after March 15, 2002                         100.50%
         On or after March 15, 2003                         100.00%

         Any amount of Premium or interest on this Subclass A-9 Note that is not paid when due shall, to the fullest extent permitted by applicable law, bear interest at a fluctuating interest rate per annum equal to the Stated Interest Rate from the date when due until such amount is paid or duly provided for, payable on the next succeeding Payment Date, subject to the availability of Available Collections therefor after making payments entitled to priority under Sections 3.08 and 3.09 of the Indenture.

         The indebtedness evidenced by the Subclass A-9 Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Claims (as defined in the Indenture), and this Subclass A-9 Note is issued subject to such provisions. Each Holder of this Subclass A-9 Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Indenture Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Indenture Trustee his attorney-in-fact for such purpose.

         The maturity of this Subclass A-9 Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture.

         This Subclass A-9 Note is and will be secured, on a subordinated basis, by the collateral pledged as security therefor as provided in the Security Documents.

         Subject to and in accordance with the terms of the Indenture, there will be distributed monthly on each Payment Date commencing on April 17, 2001, to the Person in whose name this Subclass A-9 Note is registered at the close of business on the Record Date with respect to such Payment Date, in the manner specified in Section 3.08 of the Indenture, such Person's pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Subclass A-9 Notes held by such Person) of the aggregate amount distributable to all Holders of Subclass A-9 Notes on such Payment Date.

         All amounts payable in respect of this Subclass A-9 Note shall be payable in U.S. dollars in immediately available funds at the Corporate Trust Office of the Indenture



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



Trustee or as otherwise directed in the manner provided in the Indenture to the Holder hereof on the Record Date relating to such payment. Notwithstanding the foregoing, the Indenture Trustee shall pay, or cause to be paid, if so requested by the Holder hereof by written notice to the Issuer and the Indenture Trustee, all amounts payable hereunder to the Holder hereof, or a nominee therefor, by transferring by wire in immediately available funds to an account maintained by the Holder hereof with a bank in the United States, the amount to be distributed to the Holder hereof (provided that written instructions necessary to implement such wire transfers are received by the Indenture Trustee prior to the Record Date related to any payment), without any presentment or surrender of any Subclass A-9 Note, except that the Holder hereof shall surrender this Subclass A-9 Note to the Indenture Trustee upon payment in full of the principal and interest on this Subclass A-9 Note and such other sums payable to the Holder hereof hereunder or under the Indenture. Any reduction in the principal amount of this Subclass A-9 Note (or any one or more predecessor Subclass A-9 Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Subclass A-9 Note and of any Subclass A-9 Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Subclass A-9 Note, whether or not noted hereon.

         The Holder of this Subclass A-9 Note agrees, by acceptance hereof, to pay over to the Cash Manager any money (including principal, Premium and interest) paid to it in respect of this Subclass A-9 Note in the event that the Cash Manager, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority of payment provisions of the Indenture or as a result of any other mistake of fact or law on the part of the Cash Manager in making such payment.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Subclass A-9 Note may be registered on the register maintained by the Indenture Trustee for the purpose of registering transfers and exchanges upon surrender of this Subclass A-9 Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed, and such other documents as the Indenture Trustee may require, and thereupon one or more new Subclass A-9 Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Subclass A-9 Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Prior to the due presentment for registration of transfer of this Subclass A-9 Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may deem and treat the Person in whose name this Subclass A-9 Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the absolute owner and Holder hereof for the purpose of receiving payment of all amounts payable with respect to this Subclass A-9 Note and for all other purposes, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture permits the amendment or modification of the Indenture and the Subclass A-9 Notes by the Issuer with the consent of the Holders of a majority of the Outstanding Principal Balance of all Notes on the date of any vote of such Holders (voting as a single class); provided that, without the consent of each Holder of any class or subclass of



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



Notes then Outstanding, no such amendment may (i) modify the provisions of the Indenture, the Notes or the Cash Management Agreement setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of, any interest, principal and Premium, if any, payable in respect of such class or subclass of Notes, (ii) modify the provisions of Section 5.02 of the Indenture relating to the sale of any assets of the Issuer, (iii) reduce the percentage of the aggregate Outstanding Principal Balance of such class or subclass of Notes required to approve any amendment or waiver of Section 9.01 of the Indenture or (iv) alter the manner or priority of payment of any class or subclass of Notes or the priority of payment of the Expenses, the Swap Payments or the Swap Breakage Costs (each, a "Basic Terms Modification"). Any such amendment or modification shall be binding on every Holder hereof, whether or not notation thereof is made upon this Subclass A-9 Note. The Indenture also permits the Indenture Trustee to agree, without the consent of any Noteholder, (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant Notes to correct a manifest error or an error which is of a formal, minor or technical nature or (b) to modify the provisions of the Indenture or the Cash Management Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses incurred among the Accounts by the Cash Manager.

         The subordination provisions contained in Section 3.08, Section 3.09 and Article X of the Indenture may not be amended or modified without the consent of each Noteholder of the class or subclass affected thereby and each Noteholder of any class or subclass of Notes ranking senior thereto. In no event shall the provisions set forth in Section 3.08 of the Indenture relating to the priority of the Expenses, Swap Payments and Swap Breakage Costs be amended or modified.

         The Indenture also contains provisions permitting the Holders of Notes representing a majority of the Outstanding Principal Balance of the Senior Class of Notes, on behalf of the Holders of all of the Subclass A-9 Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Subclass A-9 Note and of any Subclass A-9 Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Subclass A-9 Note, whether or not notation of such consent or waiver is made upon this Subclass A-9 Note.

         The term "Issuer" as used in this Subclass A-9 Note includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Subclass A-9 Notes under the Indenture.

         The Subclass A-9 Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Subclass A-9 Note shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.



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



         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Subclass A-9 Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this Subclass A-9 Note to be duly executed by its Responsible Officer.

                                   AIRPLANES U.S. TRUST

                                   By:_____________________________________
                                   Name:
                                   Title:




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



                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Subclass A-9 Notes designated above and referred to in the within-mentioned Indenture.

Date: _______________               BANKERS TRUST COMPANY, not in its
                                       individual capacity but
                                       solely as Indenture Trustee

                                    By:_____________________________________
                                    Name:
                                    Title:



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




                             FORM OF TRANSFER NOTICE

         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

__________________________________


__________________________________
(Please print or typewrite name and address including zip code of assignee)


__________________________________
__________________________________
__________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing


__________________________________
attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Date: ______________________             ___________________________
                                         [Signature of Transferor]

                                         NOTE: The signature to this
                                         assignment must correspond
                                         with the name as written
                                         upon the face of the
                                         within-mentioned instrument
                                         in every particular,
                                         without alteration or any
                                         change whatsoever.



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



                                    EXHIBIT F

                 CONCENTRATION LIMITS, PROHIBITED COUNTRIES AND
                              CORE LEASE PROVISIONS


I.       Concentration Limits

Lessee Limits

         Lessee                            % of Most Recent Appraised Value of
                                                       Current Portfolio
         Any single Lessee                                    10%

         Five largest Lessees                                 35%

Country Limits

         Country Rating                    % of Most Recent Appraised Value of
                                                       Current Portfolio
         A- (or the equivalent) or better(1)                  20%
         Other                                                15%

Regional Limits

         Region                            % of Most Recent Appraised Value of
                                                       Current Portfolio
         Africa                                                5%
         Asia                                                 45%
         Australia                                            10%
         Europe (including Turkey but
         excluding CIS and
         Eastern Europe)                                      45%
         Middle East                                          15%
         North America                                        45%
         Latin America                                        35%
         Other (including CIS and
         Eastern Europe)                                      10%


----------
(1) Based on the sovereign foreign currency debt rating assigned by the rating agencies to the country in which a lessee is habitually based at the time the relevant lease is executed.



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





II.      Prohibited Countries

         Burma
         Cuba
         Iran
         Iraq
         Libya
         North Korea
         Sudan
         Syria

III.     Core Lease Provisions

1.       Representations and Warranties, etc.

         representations and warranties or a legal opinion or such other comfort acceptable to the lessor as to, without limitation, the due execution of such lease by the related lessee and the validity of such lessee's obligations thereunder, due authorization of such lease, and procurement of relevant licenses and permits in connection therewith;

2.       Subleasing

         permission to sublease only if the primary lessee thereunder remains obligated to make payments on such primary lease, except with respect to the specific classes of sublessees and under the specific conditions provided in such lease;

3.       Permitted Encumbrances

         provisions requiring the lessee not to create any Encumbrances in respect of the aircraft or the related engines, except for exceptions thereto consistent with the reasonable commercial practices of leading international aircraft operating lessors including Encumbrances not affecting the use or operation of the aircraft arising in the ordinary course of the lessee's business;

4.       No Right to Sell

         the lease shall not permit a lessee to sell any aircraft except, with respect to an aircraft the subject of a purchase option, pursuant to an agreement entered into by such lessee prior to the exercise of such purchase option to sell or otherwise transfer ownership of such aircraft upon the exercise of such purchase option;



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



5.       Events of Loss

         provisions stipulating that the lease will terminate in the event of a Total Loss of the relevant aircraft;

6.       Return of Aircraft

         provisions for redelivery of the relevant aircraft, including, if applicable, replacement engines and parts, on expiry or termination of the lease (other than any expiration or termination coincident with the purchase of the relevant aircraft pursuant to exercise of a purchase option by the relevant lessee or in cases in which such lease provides for retention of the relevant Aircraft by the lessee or for delivery to a third party), specifying the required return condition and any obligation upon the lessee to remedy or compensate the lessor, directly or indirectly, for any material deviations from such return condition in each case considering the other terms of the relevant lease and to the extent consistent with the reasonable commercial practices of leading international aircraft operating lessors;

7.       Termination Events

         provisions setting forth the conditions under which the lessor may termination a lease and repossess the relevant aircraft, at any time after the expiration of any agreed grace period or remedy period, in each case consistent with the reasonable commercial practices of leading international aircraft operating lessors;

8.       Assignment

         provisions prohibiting the assignment of any benefits or obligations under the lease to any Person, subject to exceptions consistent with the reasonable commercial practices of leading international aircraft operating lessors;

9.       Disclaimer of Condition or Warranty

         provisions acknowledging that when the Lessee gives formal notice of acceptance of the relevant aircraft, it takes delivery of such aircraft with no condition, warranty or representation of any kind having been given by or on behalf of the lessor in respect of such aircraft except as to matters expressly set forth in the lease.




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